Exhibit 10.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

1.             Purpose of Plan.

The purpose of the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan (this “Plan”) is to advance the interests of Northern Technologies International Corporation (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’s economic objectives.

2.             Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.          “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including:  (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2.          “Board” means the Board of Directors of the Company.

2.3.          “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.4.          “Cause” means (a) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

2.5.          “Change in Control” means an event described in Section 14.1 of this Plan; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A of the Code and the regulations and rulings issued thereunder.

2.6.          “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

2.7.          “Committee” means the group of individuals administering this Plan, as provided in Section 3 of this Plan.

2.8.          “Common Stock” means the common stock of the Company, par value $0.02 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of this Plan.

2.9.          “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10.        “Effective Date” means January 20, 2011 or such later date as this Plan is approved by the Company’s stockholders.

2.11.        “Eligible Recipients”  means (a) for the purposes of granting Incentive Stock Options, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and (b) for the purposes of granting Non-Statutory Stock Options and other Incentive Awards, all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary; provided, however, that an Eligible Recipient shall not include any person engaged to provide consulting or advisory services (other than as an employee or a director) to the Company or any Subsidiary that are in connection with the offer and sale of the Company’s securities in a capital raising transaction or directly or indirectly promote or maintain a market for the Company’s securities.

2.12.        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13.        “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the mean between the reported high and low sale prices of the Common Stock as of such date during the regular daily trading session, as reported on the NASDAQ Global Select or Global Market, the New York Stock Exchange, the American Stock Exchange, or any other national securities exchange or market on which the Common Stock is then listed or quoted (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (b) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on the NASDAQ Global Select or Global Market, the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or market, the mean between the reported high and low sale prices as of such date during the regular daily trading session, as reported by the NASDAQ Capital Market, OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, and consistent with the definition of “fair market value” under Section 409A of the Code.

2.14.        “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Bonus granted to an Eligible Recipient pursuant to this Plan.

2.15.        “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16.        “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that does not qualify as an Incentive Stock Option.

2.17.        “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.18.        “Participant” means an Eligible Recipient who receives one or more Incentive Awards under this Plan.

2.19.        “Performance Criteria” means the performance criteria that may be used by the Committee in granting Incentive Awards contingent upon achievement of performance goals, consisting of net sales; operating income; income before income taxes; income before interest, taxes, depreciation and amortization; income before income taxes; income before interest, taxes, depreciation and amortization and other non-cash items; net income; net income per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on capital, return on investment and return on sales); cash flows; market share; cost of sales; sales, general and administrative expense, cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to prior periods or other companies or any other external measure of the selected criteria.

2.20.        “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of this Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

2.21.        “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise or vesting of such Incentive Award.

2.22.        “Prior Plan” means the Northern Technologies International Corporation 2000 Stock Incentive Plan.

2.23.        “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that are subject to restrictions on transferability and a risk of forfeiture.

2.24.        “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of this Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company plan or practice for purposes of this determination/termination of employment or if the Company does not have any such retirement/pension plan or practice, service at age 55 or older and completion of at least 10 years of continuous service.

2.25.        “Securities Act” means the Securities Act of 1933, as amended.

2.26.        “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.27.        “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 11 of this Plan.

2.28.        “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

2.29.        “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.30.        “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.             Plan Administration.

3.1.          The Committee.  This Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering this Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent directors” under the Listing Rules of the NASDAQ Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded) and who are “outside directors” within the meaning of Section 162(m) of the Code.  Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum.  As used in this Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under this Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code.  The Committee may exercise its duties, power and authority under this Plan in its sole and absolute discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Incentive Award granted under this Plan.

3.2.          Authority of the Committee.

(a)           In accordance with and subject to the provisions of this Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of this Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under this Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)           Subject to Section 3.2(d) of this Plan, the Committee will have the authority under this Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)           In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by this Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).

(d)           Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by:  (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash;  (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan.  For purposes of this Section 3.2(d), an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

(e)           In addition to the authority of the Committee under Section 3.2(b) of this Plan and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e) of this Plan: (i) to reserve shares of Common Stock or grant Incentive Awards in excess of the limitations provided in Section 4.1 of this Plan; (ii) to effect any re-pricing in violation of Section 3.2(d) of this Plan; (iii) to grant Options or Stock Appreciation Rights having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.2 or 7.2 of this Plan, as the case may be; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of the NASDAQ Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).

4.             Shares Available for Issuance.

4.1.          Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be the sum of:

(a)           800,000;

(b)           the number of shares of Common Stock subject to Incentive Awards outstanding under the Prior Plan as of the Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock;

(c)           the number of shares issued or Incentive Awards granted under this Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(d)           the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger,

consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the Listing Rules of the NASDAQ Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).

Notwithstanding any other provisions of this Plan to the contrary, (i) no Participant in this Plan may be granted Options and Stock Appreciation Rights relating to more than 200,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in this Plan may be granted Restricted Stock Awards, Stock Unit Awards, Performance Awards and Stock Bonuses relating to more than 200,000 shares of Common Stock in the aggregate during any calendar year; (iii) no more than 800,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan; and (iv) no more than 600,000 shares of Common Stock may be issued or issuable under this Plan in connection with the grant of Incentive Awards, other than Options or Stock Appreciation Rights; provided, however, that the limits in clauses (i) and (ii), above, will be 250,000 shares and 250,000 shares, respectively, as to a Participant who, during the calendar year, is first appointed or elected as an officer, hired as an employee, elected as a director or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties.  All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of this Plan.  The limits in clauses (i), (ii) and (iv) will not apply, however, to the extent Incentive Awards are granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms, nor will any Incentive Stock Options issued in any such assumption or substitution pursuant to applicable provisions of the Code count towards the limit in clause (iii).

4.2.          Accounting for Incentive Awards.  Shares of Common Stock that are issued under this Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that; (a) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) of this Plan or the tender or attestation as to ownership of Previously Acquired Shares pursuant to Section 6.4(a) of this Plan will not again become available for issuance under this Plan; and (b) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right, and will not again become available for issuance under this Plan.  Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.4 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.1 will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan.  Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares of Common Stock available for future grant of Incentive Awards.  Any shares of Common Stock related to Incentive Awards granted under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, or are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Incentive Awards not involving shares of Common Stock, will be available again for grant under this Plan and correspondingly increase the total number of shares of Common Stock available for issuance under this Plan under Section 4.1.

4.3.          Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under this Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.             Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.             Options.

6.1.          Grant.  An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option.  Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2.          Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).Notwithstanding the foregoing, to the extent that Options are granted under this Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

6.3.          Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (a) the achievement of one or more of the Performance Criteria; and/or that (b) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4.          Payment of Exercise Price.

(a)           The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as further described in paragraph (b), below);  or  (iv) by a combination of such methods.

(b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1 of this Plan.

(c)           Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5.          Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Circle Pines, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of this Plan.

6.6.          Early Exercise.  An Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s employment or service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.  Any unvested shares so purchased shall be subject to a repurchase option in favor of the Company and to any other restriction the Committee determines to be appropriate.

7.             Stock Appreciation Rights.

7.1.          Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, shares of Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.  Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2.          Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 of this Plan.  Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under this Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.3.          Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of this Plan.

7.4.          Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option.  A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option.  Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.             Restricted Stock Awards.

8.1.          Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under this Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (a) the achievement of one or more of the Performance Criteria; and/or that (b) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2.          Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of this Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3.          Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.  In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

8.4.          Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.  Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

9.             Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under this Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, except to the extent an Eligible Recipient has properly elected to defer the income that may be attributable to a Stock Unit Award under a Company or Subsidiary deferred compensation plan.

10.           Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, except to the extent an Eligible Recipient has properly elected to defer the income that may be attributable to a Performance Award under a Company or Subsidiary deferred compensation plan.

11.           Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under this Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Stock Bonus will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Bonus is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, except to the extent an Eligible Recipient has properly elected to defer the income that may be attributable to a Stock Bonus under a Company or Subsidiary deferred compensation plan.

12.           Effect of Termination of Employment or Other Service.  The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.3 of this Plan.

12.1.        Termination Due to Death, Disability or Retirement.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of twelve months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

(b)           All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)           All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

12.2.        Termination for Reasons Other than Death, Disability or Retirement. In the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a)           All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b)           All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)           All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

12.3.        Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service (but not beyond the earlier of the original maximum term of such Option or Stock Appreciation Right or 10 years from the original date of grant of such Option or Stock Appreciation Right), and Restricted Stock Awards, Stock Unit Awards, Performance Awards or Stock Bonuses then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; and (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of this Plan).

12.4.        Determination of Termination of Employment or Other Service.

(a)           The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant, director or advisor of the Company or any Subsidiary will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)           The change in a Participant’s status from that of a non-employee consultant, director or  advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant, director or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment or service is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a), above).

(c)           Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

12.5.        Effect of Actions Constituting Cause or Adverse Action.  Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 12, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under this Plan and any agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Incentive Award).  The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action.  The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.  Unless otherwise provided by the Committee in an agreement evidencing an Incentive Award, this Section 12.5 will not apply to any Participant following a Change in Control.

12.6.        Forfeiture of Incentive Awards under Sarbanes-Oxley Act.  Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 12, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Incentive Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

13.           Payment of Withholding Taxes.

13.1.        General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.  Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.  When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

13.2.        Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of this Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

14.           Change in Control.

14.1.        Definition of Change in Control.  A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred.  For purposes of this Section 14.1, a “Change in Control” of the Company will mean (a) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company, (b) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation’s outstanding securities ordinarily having the right to vote at elections of directors, or (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as (i) any person becomes, after the effective date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of this Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of this Plan will, for purposes of this clause (ii), be considered as though such persons were a member of the Board on the effective date of this Plan.

14.2.        Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of this Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms, regardless of whether the Participants to whom such Options or Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

14.3.        Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (a) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (b) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company.

14.4.        Limitation on Change in Control Payments.  Notwithstanding anything in Section 14.2 or 14.3 of this Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 14.2 of this Plan or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 14.3 of this Plan (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 14.2 or 14.3 of this Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 14.4 will not apply, and any “payments” to a Participant pursuant to Section 14.2 or 14.3 of this Plan will be treated as “payments” arising under such separate agreement.

15.           Rights of Eligible Recipients and Participants; Transferability.

15.1.        Employment or Service.  Nothing in this Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2.        Rights as a Stockholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in this Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.  Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, subject to Section 18 of the Plan.  Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of Performance Criteria.

15.3.        Restrictions on Transfer.

(a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of this Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4.        Non-Exclusivity of this Plan.  Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.           Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.           Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code (“Section 162(m)”), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m).  Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Stock Unit Awards and Performance Awards.  The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

18.           Compliance with Section 409A.

It is intended that this Plan and all Incentive Awards hereunder be administered in a manner that will cause such Incentive Awards to not be treated as deferred compensation that is subject to the requirements of Section 409A of the Code, except to the extent that an Eligible Recipient has properly elected to defer income that may be attributable to an Incentive Award under a Company or Subsidiary deferred compensation plan or arrangement.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award that may be subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless, and only to the extent, permitted under Section 409A of the Code and the regulations or rulings issued thereunder.

19.           Plan Amendment, Modification and Termination.

The Board may suspend or terminate this Plan or any portion thereof at any time.  In addition to the authority of the Committee to amend this Plan under Section 3.2(e) of this Plan, the Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under this Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to this Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the Listing Rules of the NASDAQ Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3 of this Plan) or to modify Section 3.2(d) of this Plan.  No termination, suspension or amendment of this Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of this Plan.

20.           Effective Date and Duration of this Plan.

This Plan will be effective as of the Effective Date and will terminate at midnight on the day before the 10th anniversary of the Effective Date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of this Plan.  Incentive Awards outstanding upon termination of this Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.           Miscellaneous.

21.1.        Governing Law; Venue.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.  Unless otherwise provided in an agreement evidencing an Incentive Award, recipients of an Incentive Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related agreement evidencing an Incentive Award.

21.2.        Successors and Assigns.  This Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

21.3.        Construction.  Wherever possible, each provision of this Plan and any agreement evidencing an Incentive Award granted under this Plan will be interpreted so that it is valid under the applicable law.  If any provision of this Plan or any agreement evidencing an Incentive Award granted under this Plan is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of this Plan and the Incentive Award agreement also will continue to be valid, and the entire Plan and Incentive Award agreement will continue to be valid in other jurisdictions.

21.4.        Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.